Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

On July 2, 2012, Duke Energy Corporation (Duke Energy) completed the merger contemplated by the Agreement and Plan of Merger (Merger Agreement), among Diamond Acquisition Corporation, a North Carolina corporation and Duke Energy’s wholly owned subsidiary (Merger Sub) and Progress Energy, Inc. (Progress Energy), a North Carolina corporation engaged in the regulated utility business of generation, transmission and distribution and sale of electricity in portions of North Carolina, South Carolina and Florida. As a result of the merger, Merger Sub was merged into Progress Energy and Progress Energy became a wholly owned subsidiary of Duke Energy.

Immediately preceding the merger, Duke Energy completed a 1-for-3 reverse stock split with respect to the issued and outstanding shares of Duke Energy common stock. The shareholders of Duke Energy approved the reverse stock split at Duke Energy’s special meeting of shareholders held on August 23, 2011. All share and per share amounts presented throughout these unaudited pro forma condensed combined consolidated financial statements reflect the impact of the 1-for-3 reverse stock split.

Progress Energy’s shareholders received 0.87083 shares of Duke Energy common stock in exchange for each share of Progress Energy common stock outstanding as of July 2, 2012. Generally, all outstanding Progress Energy equity-based compensation awards were converted into Duke Energy equity-based compensation awards using the same ratio.

The unaudited pro forma condensed combined consolidated statements of operations information for the six months ended June 30, 2012, and the year ended December 31, 2011, give effect to the merger as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined consolidated balance sheet information as of June 30, 2012, gives effect to the merger as if it had occurred on June 30, 2012.

We present the unaudited pro forma condensed combined consolidated financial statements for illustrative purposes only, and they are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in this document under the heading “Risk Factors” beginning on page 20. You should read the following selected unaudited pro forma condensed combined consolidated financial information in conjunction with the “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” and related notes included in this document beginning on page 143.

In millions, except per share data

	Six Months Ended June 30, 2012	Year Ended December 31, 2011
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations Information:
Operating Revenues	$11,557	$23,404
Income From Continuing Operations	983	2,381
Net Income From Continuing Operations Attributable to Controlling Interests	972	2,366
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	1.38	3.37
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	1.38	3.37

In millions	As of June 30, 2012
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Information:
Cash, Cash Equivalents and Short Term Investments	$1,833
Total Assets	110,550
Long-Term Debt (2)	36,955
Total Liabilities (3)	32,942
Total Shareholders’ Equity	40,460
Total Capitalization (4)	77,608
Total Liabilities and Capitalization	110,550

(1)	Assuming exchange ratio of 0.87083, following the 1-for-3 reverse stock split.
(2)	Includes long-term debt due within one year.
(3)	Excludes long-term debt and preferred stock.
(4)	Includes long-term debt due within one year, preferred stock and noncontrolling interests. Excludes notes payable and commercial paper.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE FINANCIAL DATA

The following tables present: (1) historical per share information for Duke Energy; (2) pro forma per share information of the combined company after giving effect to the merger; and (3) historical and equivalent pro forma per share information for Progress Energy.

We derived the combined company pro forma per share information primarily by combining information from the historical consolidated financial statements of Duke Energy and Progress Energy. You should read these tables together with the historical consolidated financial statements of Duke Energy and Progress Energy that are filed with the SEC. You should not rely on the pro forma per share information as being necessarily indicative of actual results had the merger occurred on January 1, 2011, for statement of operations purposes or June 30, 2012, for book value per share data.

$ per share

	For the Six months Ended June 30, 2012
	Duke Energy			Progress Energy
	Historical	Pro Forma Combined		Historical	Pro Forma Combined
Per share data assuming exchange ratio of 0.87083, adjusted to reflect 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.65	1.38		0.70	1.20	(4)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.65	1.38		0.70	1.20	(4)
Book value per share (1)	50.48	57.61		33.45	50.17	(4)
Cash dividends declared per share (3)	2.265	2.265	(2)	1.24	1.97	(4)

	For the Year Ended December 31, 2011
	Duke Energy			Progress Energy
	Historical	Pro Forma Combined		Historical	Pro Forma Combined
Per share data assuming exchange ratio of 0.87083, adjusted to reflect 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.84	3.37		1.96	2.93	(4)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.84	3.37		1.96	2.93	(4)
Cash dividends declared per share (3)	2.97	2.97	(2)	2.119	2.59	(4)

(1)	Historical book value per share is computed by dividing total equity by the number of shares of Duke Energy or Progress Energy stock outstanding, as applicable. Pro forma combined book value per share is computed by dividing pro forma combined total equity by the pro forma combined number of shares of Duke Energy common stock that would have been outstanding as of June 30, 2012, had the merger been completed on that date.
(2)	The Duke Energy pro forma combined cash dividends declared per common share represent Duke Energy’s historical cash dividends declared per common share, as adjusted for the 1-for-3 reverse stock split.
(3)	Assumes the Duke Energy board of directors adjusted the dividend level to maintain Duke Energy’s dividend policy following the reverse stock split that occurred on July 2, 2012.
(4)	Derived by multiplying the combined company pro forma per share information by 0.87083, the merger exchange ratio after adjustment for the reverse stock split.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (which we refer to as the pro forma financial statements) have been primarily derived from the historical consolidated financial statements of Duke Energy and Progress Energy.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (which we refer to as the pro forma statements of operations) for the six months ended June 30, 2012 and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (which we refer to as the pro forma balance sheet) as of June 30, 2012, gives effect to the merger as if it were completed on June 30, 2012.

The merger agreement provided that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which were cancelled) was converted into the right to receive 0.87083 shares of Duke Energy common stock reflecting the 1-for-3 reverse stock split that was completed on July 2, 2012, just prior to the closing of the merger. The pro forma statements of operations illustrates pro forma earnings per common share and weighted average common shares outstanding based on the reverse stock split adjusted exchange ratio of 0.87083.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Duke Energy and Progress Energy. As such, the impact from merger-related expenses is not included in the accompanying pro forma statements of operations. However, the impact of estimated future merger-related expenses is reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan, which are disclosed in Duke Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012), synergies or other restructuring that are expected to result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that will impact the financial statements as a result of the merger. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma financial statements have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

United States generally accepted accounting principles require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Duke Energy and Progress Energy will be accounted for as an acquisition of Progress Energy common stock by Duke Energy and will follow the acquisition method of accounting for business combinations. The purchase price was determined on the acquisition date based upon the fair value of the shares of Duke Energy common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Duke Energy common stock on the NYSE on July 2, 2012, of $69.84 per share, which reflects the 1-for-3 reverse stock split, and the exchange of Progress Energy’s outstanding shares of common stock for the right to receive 0.87083 shares of Duke Energy common stock (refer to Note 2 to the pro forma financial statements for additional information related to the preliminary purchase price).

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of Duke Energy as of and for the year ended December 31, 2011, included in Duke Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Duke Energy as of and for the three and six months ended June 30, 2012, included in Duke Energy’s Quarterly Report on Form 10-Q;

•	the separate historical consolidated financial statements of Progress Energy as of and for the year ended December 31, 2011, included in Progress Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Progress Energy as of and for the three and six months ended June 30, 2012, included in Progress Energy’s Quarterly Report on Form 10-Q;

•	the other information contained in or incorporated by reference into this document.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2012

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues:
Regulated electric	$5,129	$4,365	$(15)	(b)		$9,479
Non-regulated electric, natural gas and other	1,826	—	—			1,826
Regulated natural gas	252	—	—			252

Total operating revenues	7,207	4,365	(15)			11,557

Operating Expenses:
Fuel used in electric generation and purchased power - regulated	1,626	1,888	(15)	(b)		3,499
Fuel used in electric generation and purchased power - non-regulated	844	—	—			844
Cost of natural gas and coal sold	144	—	—			144
Operation, maintenance and other	1,608	1,161	(23)	(c)		2,746
Depreciation and amortization	954	397	—			1,351
Property and other taxes	355	280	—			635
Goodwill and other impairment charges	402	—	—			402

Total operating expenses	5,933	3,726	(38)			9,621

Gains on Sales of Other Assets and Other, net	7	—	—			7

Operating Income	1,281	639	23			1,943

Other Income and Expenses, net	238	65	—			303
Interest Expense, net	456	377	(23)	(d)		810

Income From Continuing Operations Before Income Taxes	1,063	327	46			1,436
Income Tax Expense from Continuing Operations	317	118	18	(e)		453

Income From Continuing Operations	746	209	28			983
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	8	3	—			11

Net Income from Continuing Operations Attributable to Controlling Interests	$738	$206	$28			$972

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.65	$0.70				$1.38
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.65	$0.70				$1.38
Weighted Average Common Shares Outstanding
Basic	446	297	(38)	(f	)	705
Diluted	446	297	(38)	(f	)	705

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues:
Regulated electric	$10,589	$8,907	$(32)	(b)		$19,464
Non-regulated electric, natural gas and other	3,383	—	—			3,383
Regulated natural gas	557	—	—			557

Total operating revenues	14,529	8,907	(32)			23,404

Operating Expenses:
Fuel used in electric generation and purchased power - regulated	3,309	4,022	(32)	(b	)	7,299
Fuel used in electric generation and purchased power - non-regulated	1,488	—	—			1,488
Cost of natural gas and coal sold	348	—	—			348
Operation, maintenance and other	3,770	2,034	(85)	(c	)	5,719
Depreciation and amortization	1,806	701	—			2,507
Property and other taxes	704	562	—			1,266
Goodwill and other impairment charges	335	—	—			335

Total operating expenses	11,760	7,319	(117)			18,962

Gains on Sales of Other Assets and Other, net	8	—	—			8

Operating Income	2,777	1,588	85			4,450

Other Income and Expenses, net	547	47	—			594
Interest Expense, net	859	725	(47)	(d)		1,537

Income From Continuing Operations Before Income Taxes	2,465	910	132			3,507
Income Tax Expense from Continuing Operations	752	323	51	(e)		1,126

Income From Continuing Operations	1,713	587	81			2,381
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	8	7	—			15

Net Income from Continuing Operations Attributable to Controlling Interests	$1,705	$580	$81			$2,366

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.84	$1.96				$3.37
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.84	$1.96				$3.37
Weighted Average Common Shares Outstanding
Basic	444	296	(38)	(f	)	702
Diluted	444	296	(38)	(f	)	702

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of June 30, 2012

(In millions)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS
Current Assets
Cash, cash equivalents and short term investments	$1,760	$73	$—		$1,833
Receivables, net	1,843	849	—		2,692
Inventory	1,762	1,427	(9)	(g)	3,180
Other	1,122	1,038	(92)	(h)(m)(r)	2,068

Total current assets	6,487	3,387	(101)		9,773

Investments and Other Assets
Nuclear decommissioning trust funds	2,204	1,757	—		3,961
Goodwill	3,842	3,655	8,632	(i)	16,129
Other	2,906	511	4	(j)(m)	3,421

Total investments and other assets	8,952	5,923	8,636		23,511

Property, Plant and Equipment
Cost	62,975	36,259	811	(p)	100,045
Less accumulated depreciation and amortization	19,188	13,262	—		32,450

Net property, plant and equipment	43,787	22,997	811		67,595

Regulatory Assets and Deferred Debits	3,805	3,447	2,419	(h)(m)(o)(p)(r)	9,671

Total Assets	$63,031	$35,754	$11,765		$110,550

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,160	$907	$50	(k)	$2,117
Notes payable and commercial paper	1,062	345	—		1,407
Current maturities of long-term debt	1,870	937	13	(n)	2,820
Other	2,047	1,381	(47)	(m)	3,381

Total current liabilities	6,139	3,570	16		9,725

Long-term Debt	18,454	13,322	2,359	(n)	34,135

Deferred Credits and Other Liabilities
Deferred income taxes	7,914	2,517	(332)	(l)(r)	10,099
Investment tax credits	379	99	—		478
Accrued pension & other post-retirement benefit costs	829	1,656	173	(o)	2,658
Asset retirement obligations	1,999	1,299	1,496	(p)	4,794
Regulatory liabilities	2,981	2,642	(8)	(m)	5,615
Other	1,820	656	(83)	(m) (q)	2,393

Total deferred credits and other liabilities	15,922	8,869	1,246		26,037

Commitments and Contingencies
Preferred stock of subsidiaries	—	93	—		93
Equity
Common stock	1	7,465	(7,464)	(r)	2
Additional paid-in capital	21,140	—	18,070	(r)	39,210
Retained earnings	1,598	2,596	(2,626)	(r)	1,568
Accumulated other comprehensive income (loss)	(320)	(164)	164	(r)	(320)

Total shareholders’ equity	22,419	9,897	8,144		40,460
Noncontrolling interests	97	3	—		100

Total equity	22,516	9,900	8,144		40,560

Total Liabilities and Equity	$63,031	$35,754	$11,765		$110,550

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statements of operations for the six months ended June 30, 2012, and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The pro forma balance sheet as of June 30, 2012, gives effect to the merger as if it were completed on June 30, 2012.

The pro forma financial statements have been derived from the historical consolidated financial statements of Duke Energy and Progress Energy. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded upon closing of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as an acquisition of Progress Energy by Duke Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Duke Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation has not yet been completed as a result of the short time period between the closing of the merger and the filing of this Form 8-K, and the final amounts recorded for the merger may differ materially from the information presented.

Estimated merger-related costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan, which are disclosed in Duke Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012), synergies or other restructuring that is expected to result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that will impact the financial statements as a result of the merger.

Progress Energy’s regulated operations comprise electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Progress Energy’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Progress Energy’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2. Preliminary Purchase Price

The merger agreement provided that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which were cancelled) was converted into the right to receive 0.87083 shares of Duke Energy common stock reflecting the 1-for-3 reverse stock split that was completed on July 2, 2012, just prior to the closing of the merger.

The purchase price for the merger is estimated as follows (shares in thousands):

Progress Energy shares outstanding as of July 2, 2012	296,116
Exchange ratio	0.87083

Duke Energy shares issued for Progress Energy shares outstanding	257,867
Closing price of Duke Energy common stock on July 2, 2012	$69.84

Purchase price (in millions) for common stock	$18,009
Fair value of outstanding earned stock compensation awards (in millions)	$62

Total estimated purchase price (in millions)	$18,071

The preliminary purchase price was computed using Progress Energy’s outstanding shares as of July 2, 2012, adjusted for the exchange ratio. The preliminary purchase price reflects the market value of Duke Energy’s common stock issued in connection with the merger based on the closing price of Duke Energy’s common stock on July 2, 2012, after the 1-for-3 reverse stock split. The preliminary purchase price also reflects the total estimated fair value of Progress Energy stock compensation awards outstanding as of July 2, 2012, excluding the value associated with employee service yet to be rendered.

The preliminary fair value of the outstanding stock compensation awards is subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) Duke Energy and Progress Energy historical presentation. Based on the amounts reported in the consolidated statements of operations and balance sheets of Duke Energy and Progress Energy as of and for the six months ended June 30, 2012, and in the consolidated statements of operations of Duke Energy and Progress Energy for the year ended December 31, 2011, certain financial statement line items included in Progress Energy’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Duke Energy’s historical presentation. These reclassifications have no material impact on the historical operating income, net income from continuing operations attributable to controlling interests, total assets, liabilities or shareholders’ equity reported by Duke Energy or Progress Energy. The accompanying pro forma statements of operations exclude the results of discontinued operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additionally, based on Duke Energy’s review of Progress Energy’s summary of significant accounting policies disclosed in Progress Energy’s financial statements and preliminary discussions with Progress Energy management, the nature and amount of any adjustments to the historical financial statements of Progress Energy to conform its accounting policies to those of Duke Energy are not expected to be material. Upon completion of the merger, further review of Progress Energy’s accounting policies and financial statements may result in revisions to Progress Energy’s policies and classifications to conform to Duke Energy.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Progress Energy’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$3,266
Property, Plant and Equipment, Net	23,808
Goodwill	12,287
Other Long-Term Assets, excluding Goodwill	8,138

Total Assets	47,499
Current Liabilities, including Current Maturities of Long-Term Debt	(3,536)
Long-Term Liabilities, Preferred Stock and Noncontrolling interests	(10,211)
Long-Term Debt	(15,681)

Total Liabilities and Preferred Stock	(29,428)

Total Estimated Purchase Price (in millions)	$18,071

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b) Operating Revenues – Regulated Electric and Operating Expenses – Fuel Used in Electric Generation and Purchase Power – Regulated. Primarily reflects the elimination of electric transmission transactions between Duke Energy and Progress Energy that occurred during the six months ended June 30, 2012, and the year ended December 31, 2011, as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

(c) Operating Expenses – Operation, Maintenance and Other. Reflects the elimination of approximately $23 million for the six months ended June 30, 2012, and approximately $85 million for the year ended December 31, 2011, in nonrecurring transaction and integration costs directly attributable to the merger. Also refer to Note 3(k).

(d) Interest Expense. The net adjustment amount reflects a reduction in interest expense as a result of the amortization of the pro forma fair value adjustment of Progress Energy’s parent company debt ($18 million for the six months ended June 30, 2012 and $40 million for the year ended December 31, 2011) and the elimination of amortization of deferred costs related to this debt ($5 million for the six months ended June 30, 2012, and $7 million for the year ended December 31, 2011). The effect of the fair value adjustment is being amortized as a reduction to interest expense over the remaining life of the individual debt issuances, with the longest amortization period being approximately 27 years. The portion of the adjustment related to Progress Energy’s regulated company debt is offset by a net increase to regulatory assets, and amortization of these adjustments ($49 million for the six months ended June 30, 2012, and $97 million for the year ended December 31, 2011) offset each other with no effect on earnings.

(e) Income Tax Expense. The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 39%. This estimated tax rate is different from Duke Energy’s effective tax rate for the six months ended June 30, 2012, and the year ended December 31, 2011, which include other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(f) Shares Outstanding. Reflects the elimination of Progress Energy’s common stock and the issuance of 258 million common shares of Duke Energy using the using the adjusted exchange ratio of 0.87083, which reflects the 1-for-3 reverse stock split, as discussed in Note 2.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The pro forma weighted average number of basic shares outstanding is calculated by adding Duke Energy’s weighted average number of basic shares outstanding for the six months ended June 30, 2012, and for the year ended December 31, 2011, (presented reflecting the 1-for-3 reverse stock split), and the number of Duke Energy shares issued to Progress Energy shareholders as a result of the merger. The pro forma weighted average number of diluted shares outstanding is calculated by adding Duke Energy’s weighted average number of diluted shares outstanding for the six months ended June 30, 2012, and for the year ended December 31, 2011 (presented reflecting the 1-for-3 reverse stock split), and the number of Duke Energy shares issued as a result of the merger.

Share amounts in millions	Six months Ended June 30, 2012 *	Year Ended December 31, 2011
Basic:
Duke Energy weighted average shares outstanding	446	444
Equivalent Progress Energy common shares after exchange	258	257
Progress Energy employee equity-based awards outstanding	1	1

	705	702

Diluted:
Duke Energy weighted average shares outstanding	446	444
Equivalent Progress Energy common shares after exchange	258	257
Progress Energy employee equity-based awards outstanding	1	1

	705	702

*	Refer to Note 2 for supporting calculation.

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Inventory. Emission allowances and renewable energy certificates, accounted for as inventory by Progress Energy, have been reclassified as intangible assets within Investments and Other Assets—Other, to conform to Duke Energy’s accounting policy (decrease of $9 million).

(h) Regulatory Assets and Deferred Debits. Includes a pro forma net increase of $1,431 million to regulatory assets and deferred debits, $13 million increase in other current assets and $1,444 million increase in long-term debt, to reflect the fair values of debt instruments of Progress Energy’s regulated subsidiaries, as described in Note 3(n). An estimate of the future amortization of this regulatory asset fair value adjustment that will be recorded over the next five years, which will offset a portion of the debt fair value adjustment amortization (related to regulated operations) described in Note 3(n), is as follows (in millions).

Preliminary Annual Amortization, pre-tax
2012	$97
2013	92
2014	87
2015	81
2016	64

Also, regulatory assets and deferred debits were reduced by $24 million to eliminate deferred costs on parent company debt. Additional adjustments to regulatory assets are discussed in Note 3(m) (decrease to regulatory assets of $8 million), Note 3(o) (increase in regulatory assets of $173 million), Note 3(p) (increase in regulatory assets of $685 million) and Note 3(r) (increase in regulatory assets of $162 million).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i) Goodwill. Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Progress Energy’s identifiable assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Duke Energy’s common stock on the NYSE on July 2, 2012, and the excess purchase price over the fair value of the identifiable net assets acquired is calculated as follows (in millions):

Purchase price	$18,071
Less: Fair value of net assets acquired	(5,784)
Less: Progress Energy existing goodwill	(3,655)

Pro forma goodwill adjustment	$8,632

The goodwill resulting from the merger, based on the preliminary purchase price, is estimated to be $12,287 million.

(j) Other Long-Term Assets. Reflects the reclassification of emission allowances and renewable energy certificates from inventory (increase of $9 million, as described in Note 3(g)) offset by a decrease of $5 million as described in Note 3(m).

(k) Accounts Payable. Represents the accrual for estimated non-recurring merger transaction costs of approximately $50 million for the combined companies to be incurred after June 30, 2012.

(l) Deferred Income Taxes. Primarily represents the estimated net deferred tax asset, based on the estimated post-merger composite domestic statutory tax rate of 39% multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. This estimated tax rate is different from Duke Energy’s effective tax rate for the six months ended June 30, 2012, and the year ended December 31, 2011, which include other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(m) Derivative Assets and Liabilities. Represents a pro forma adjustment to conform Progress Energy’s accounting policy of presenting derivative mark-to-market and posted collateral amounts on a gross basis, with Duke Energy’s accounting policy to net derivative mark-to-market and posted collateral amounts, when such amounts exist with the same counterparty under a master netting agreement. These adjustments resulted in decreases in various asset and liability accounts ($125 million in other current assets, $5 million in other long-term assets, $8 million in regulatory assets and other deferred debits, $47 million in other current liabilities, $8 million in regulatory liabilities and $83 million in other deferred credits and other liabilities).

(n) Long-Term Debt. In connection with the merger, Duke Energy will consolidate all of Progress Energy’s outstanding debt. The pro forma adjustment represents the fair value adjustments to increase Progress Energy’s parent company debt ($928 million, respectively) and regulated companies’ debt (current maturities of long-term debt and long-term debt of $13 million and $1,431 million, respectively) based on prevailing market prices for the individual debt securities as of July 2, 2012. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. The resulting adjustment to the parent debt will be amortized as a reduction to interest expense over the remaining life of the debt, as described in Note 3(d). The portion of the adjustment related to Progress Energy’s regulated company debt is offset by an increase to total regulatory assets of $1,444 million, and amortization of these adjustments will offset each other with no effect on earnings, as described in Note 3(h). An estimate of future amortization of the total fair value adjustments over the next five years is as follows (in millions):

Preliminary Annual Amortization, pre-tax
2012	$146
2013	143
2014	137
2015	128
2016	104

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(o) Accrued Pension & Other Post-Retirement Benefit Costs. Reflects an increase in liabilities and regulatory assets and other deferred debits as a result of changes to the funded status of Progress Energy’s pension and postretirement benefit plans of $173 million. This adjustment reflects the estimated valuations of liabilities using discount rates and asset fair values as of July 2, 2012. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.

(p) Asset Retirement Obligations. Includes an adjustment to increase asset retirement obligations and property, plant and equipment $811 million to conform certain of Progress Energy’s assumptions related to decommissioning activities for spent nuclear fuel to Duke Energy’s assumptions. Additionally, includes an increase in asset retirement obligations and regulatory assets and other deferred debits of $685 million to reflect the estimated fair value of Progress Energy’s asset retirement obligations.

(q) Other Liabilities. As described in Note 3(m), includes a reduction of $83 million related to the pro forma adjustment to conform Progress Energy’s accounting policy of presenting derivative mark-to-market and posted collateral amounts on a gross basis, with Duke Energy’s accounting policy to net derivative mark-to-market and posted collateral amounts.

(r) Shareholders’ Equity. The pro forma balance sheet reflects the elimination of Progress Energy’s historical equity balances, including the components of accumulated other comprehensive income/loss (“AOCI”) not related to the regulated operations ($65 million, net of tax), the reclassification of certain AOCI amounts related to regulated operations to regulatory assets ($99 million, net of tax, or $162 million, pre-tax), and recognition of approximately 258 million new Duke Energy common shares issued ($1 million of common stock at $0.001 par value and $18,008 million of additional paid-in capital). Amounts in additional paid-in capital also include $62 million to reflect the portion of the purchase price related to the total estimated fair value of stock compensation awards outstanding as of July 2, 2012, excluding the value associated with employee service yet to be rendered.

Additionally, retained earnings were reduced by $50 million (net of tax of $30 million, with the tax benefit reflected as an increase in other current assets and the pre-tax amount reflected in accounts payable) for estimated merger transaction costs of the combined companies directly related to the merger that would be expensed subsequent to June 30, 2012. Estimated merger transaction costs have been excluded from the pro forma income statement as they reflect non-recurring charges directly related to the merger.